                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-4 (File No. 333-49473) relating to the registration of 1,500,000 shares of $0.001 par value common stock of our report dated March 24, 1998, except for the second paragraph of Note 8, as to which the date is April 2, 1998 on our audit of the financial statements of Pentegra Dental Group, Inc. as of December 31, 1997 and for the period from inception, February 21, 1997, through December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.


Houston, Texas
April 16, 1998